                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                  July 12, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)


                             COGNIGEN NETWORKS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Colorado                      0-11730                  84-0189377
----------------------------   ------------------------   ----------------------
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                    Identification Number)


7001 Seaview Avenue NW, Suite 210, Seattle, Washington           98117
------------------------------------------------------         ---------
     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (206) 297-6151

                         SILVERTHORNE PRODUCTION COMPANY
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     On July 11, 2000, Silverthorne Production Company ("Company") held a Special Meeting of Shareholders at which an amendment was adopted to the Company's Articles of Incorporation to change its name to "Cognigen Networks, Inc." The name change was made to be more representative of the Company's current business activities which consist primarily of the business activities conducted by the Cognigen Division of the Company. Also, the Company did business prior to the name change under "Cognigen Networks, Inc." as its trade name.

     The name change became effective as of July 12, 2000 upon filing Articles of Amendment to the Articles of Incorporation with the Colorado Secretary of State. Effective as of the opening of trading on July 13, 2000, the Company's common stock continued trading on the OTC Bulletin Board under the new name "Cognigen Networks, Inc." and the new symbol "CGNT."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired

          None.

     (b)  Pro Forma Financial Information

          None.

     (c)  Exhibits.

          Exhibit 1 Articles of Amendment to the Articles of Incorporation of Silverthorne Production Company dated July 11, 2000.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SILVERTHORNE PRODUCTION COMPANY




Dated:  July 14, 2000          By: /s/ Darrell H. Hughes
                                   --------------------------------
                                   Darrell H. Hughes, President and
                                    Chief Executive Officer



                                                       3